UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 29, 2015

Date of Report (Date of earliest event reported)

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address of principal executive offices, including zip code)

(970) 493-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On the date hereof, Heska Corporation adopted an additional form of Stock Option Agreement that may be used by it as a template for future stock option grants to be awarded to employees and consultants under the Heska Corporation 1997 Stock Incentive Plan, as amended, as determined by the Compensation Committee of the Board of Directors at the time of the grant of the award. Under the new form, stock options awarded will not vest unless the company’s stockholders approve, on or before December 31, 2022, an increase in the company’s total number of authorized shares of Public Common Stock to at least 8,500,000 shares. The forms of Stock Option Agreement for employees and consultants of the company are otherwise identical. The additional form of Stock Option Agreement authorized on the date hereof is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number:	Exhibit Description:

99.1	Additional Form of Stock Option Agreement (employees and consultants) under the Heska Corporation 1997 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: December 29, 2015	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number:	Exhibit Description:

99.1	Additional Form of Stock Option Agreement (employees and consultants) under the Heska Corporation 1997 Stock Incentive Plan, as amended